Exhibit 99.1

Union Bankshares Corporation to Release Fourth Quarter and Full Year 2018 Results

Richmond, Va., January 8, 2019 - Union Bankshares Corporation today announced that it will release fourth quarter and full year 2018 results before the market opens on Tuesday, January 22, 2019.

Following the release, the company will host a conference call for analysts at 9:00 a.m. Eastern Standard Time on Tuesday, January 22, 2019.

To listen to the call, please use one of the following telephone numbers.
Participant Toll-Free Dial-In Number:     (877) 668-4908
Participant International Dial-In Number:     (973) 453-3058

The conference ID is: 4563297

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust. Union Bank & Trust has 140 branches, seven of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 190 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Non-bank affiliates of the holding company include: Old Dominion Capital Management, Inc. as well as its subsidiary Outfitter Advisors, Ltd., and Dixon, Hubard, Feinour, & Brown, Inc., all of which provide investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Contact: Bill Cimino (804) 448-0937, VP and Director of Investor Relations